Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-198686 and No. 333-207373 of our reports dated March 1, 2017 relating to the consolidated financial statements of Meridian Bancorp, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Meridian Bancorp, Inc. for the year ended December 31, 2016.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

March 1, 2017